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[Text of March 13, 2002 webcast to TRW employees by Philip A. Odeen, Non-executive Chairman]

Phil Odeen Webcast
March 13, 2002

TRW Board recommendation
More than two weeks ago, TRW notified Northrop Grumman it had rejected its unsolicited proposal to acquire the company.

Today TRW’s Board of Directors announced its recommendation that TRW shareholders reject Northrop Grumman’s March 4th offer and not tender their shares.

This strong recommendation is based on the same reasons we cited in our letter to Northrop Grumman concerning its initial proposal:

•	Their offer is financially inadequate.

•	It completely undervalues our businesses.

•	And it does not reflect the true value of our advanced technologies and leading positions in our markets.

Our financial advisors, Goldman Sachs and Credit Suisse First Boston, believe Northrop Grumman’s offer is inadequate from a financial standpoint to TRW shareholders.

Strategic plan
Today’s recommendation to shareholders is also supported with a sound strategic plan that will significantly enhance shareholder value. Key points of our plan include:

•	Accelerating our debt reduction program.

•	And exploring the separation of our Automotive business.

We are confident that our plan — together with TRW’s highly experienced management team, expert resources, and dedicated employees — will deliver greater value to our shareholders.

For more details on today’s announcement, please take a moment to read the news release posted on the Web.

Commitment and dedication
On a more personal note, I’d like to say thanks for your continued dedication to our goals and priorities. In my earlier Webcasts, I asked that each of you stay focused on our customers and commitments. And you’ve done that. I requested your support throughout this period of uncertainty. And you’ve done that.

My message has not changed. Let’s continue to deliver on our promises and demonstrate to our customers and shareholders that our performance is unwavering.

I’ve been extremely impressed with your commitment and thank you for your support.

(end of script)

The directors and certain executive officers of TRW may be deemed to be participants in the solicitation of proxies from shareholders of TRW in connection with TRW’s special meeting of shareholders under the Ohio Control Share Acquisition Statute. Information concerning such participants is contained in TRW’s definitive proxy statement relating to TRW’s 2002 Annual Meeting filed with the SEC on March 4, 2002 on Schedule 14A.

SHAREHOLDERS OF TRW ARE ADVISED TO READ TRW’S PROXY STATEMENT FOR THE PROPOSED SPECIAL MEETING IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM TRW SHAREHOLDERS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders of TRW and other interested parties may obtain, free of charge, copies of TRW’s proxy statement, and any other documents filed by TRW with the SEC, at the SEC’s Internet web site at www.sec.gov. Each of these documents may also be obtained free of charge by calling investor relations at TRW at (216) 291-7506.